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                                                                 Exhibit (23)(b)


                          [KPMG PEAT MARWICK LLP LETTERHEAD]



The Board of Directors
Pinnacle Financial Services, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Pinnacle Financial Services, Inc. of our dated March 3, 1997, on the consolidated financial statements of Pinnacle Financial Services, Inc.


                                       KPMG Peat Marwick LLP

Chicago, Illinois
July 29, 1997